FORM 10f3	FUND:  	PACE Global Fixed Income Investments
Adviser or SubAdviser:  FFTW
1.	Issuer:  Bank of America

2.	Date of Purchase:  4/17/02	3.  Date offering commenced:  4/17/02

4.	Underwriters from whom purchased:   BAC

5.	Affiliated Underwriter managing or participating in
	syndicate:  UBS_____________________

6.	Aggregate principal amount or number of shares
	purchased:  $30,000 par

7.	Aggregate principal amount or total number of shares of
	offering:  $1,000,000,000 par

8.	Purchase price (net of fees and expenses):  $.9976

9.	Initial public offering price:  $.9976

10.	Commission, spread or profit:  	*

*  This information is not available

11.  Have the following conditions been satisfied?
YES
NO
a.	The securities are part of an issue registered under the
Securities Act of 1933 that is being offered to the public.
b. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
c. The securities were purchased at a price not more than the price paid by each other purchaser in the offering.
d.   The underwriting was a firm commitment underwriting.
X


X


X


X


e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f.     The issuer of the securities and any predecessor have been in continuous operations for not less than three years.
g     The amount of such securities purchased by the Fund and all investment companies advised by Brinson Advisors or the Funds SubAdviser, if applicable, did not exceed 25% of the principal amount of the offering sold.
h. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sales.

X


X


X


X**

Note: Refer to the Rule 10f3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as UBS AG and its affiliates. In the case of a Fund advised by a SubAdviser, Affiliated Underwriter shall also include any brokerage affiliate of the SubAdviser.




** We have no reason to suspect that UBS received a beneficial interest in the transaction, but we have no way of verifying this at this point in time.

Approved:  /s/ David Marmon			Date:  	1/21/03


FORM 10f3	FUND:  	PACE Intermediate Fixed Income Investments
Adviser or SubAdviser:  BlackRock
1.	Issuer:  TIAA Global Markets

2.	Date of Purchase:  10/24/02	3.  Date offering
	commenced:  10/24/02

4.	Underwriters from whom purchased:   Morgan Stanley

5.	Affiliated Underwriter managing or participating in
	syndicate:  UBS Warburg

6.	Aggregate principal amount or number of shares
	purchased:  $825,000 par

7.	Aggregate principal amount or total number of shares of
	offering:  $500,000,000 par

8.	Purchase price (net of fees and expenses):  $99.521

9.	Initial public offering price:  $99.521

10.	Commission, spread or profit:  	0.600%

11.  Have the following conditions been satisfied?
YES
NO
a.	The securities are part of an issue registered under the
Securities Act of 1933 that is being offered to the public.
b. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
c. The securities were purchased at a price not more than the price paid by each other purchaser in the offering.
d.   The underwriting was a firm commitment underwriting.
X


X


X


X


e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f.     The issuer of the securities and any predecessor have been in continuous operations for not less than three years.
g     The amount of such securities purchased by the Fund and all investment companies advised by Brinson Advisors or the Funds SubAdviser, if applicable, did not exceed 25% of the principal amount of the offering sold.
h. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sales.

X


X


X


X

Note: Refer to the Rule 10f3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as UBS AG and its affiliates. In the case of a Fund advised by a SubAdviser, Affiliated Underwriter shall also include any brokerage affiliate of the SubAdviser.




Approved:  /s/ Todd Kopstein			Date:  	11/20/02


FORM 10f3	FUND:  	PACE Intermediate Fixed Income Investments
Adviser or SubAdviser:  BlackRock
1.	Issuer:  Credit Suisse First Boston USA Inc.

2.	Date of Purchase:  12/12/02	3.  Date offering
	commenced:  12/12/02

4.	Underwriters from whom
	purchased:   Credit Suisse First Boston Corp

5.	Affiliated Underwriter managing or participating in
	syndicate:  UBS Warburg

6.	Aggregate principal amount or number of shares
	purchased:  $675,000 par

7.	Aggregate principal amount or total number of shares of
	offering:  $1,400,000,000 par

8.	Purchase price (net of fees and expenses):  $99.906

9.	Initial public offering price:  $99.906

10.	Commission, spread or
	profit:  	Spread @ issue:  168.0 vs. US Treasury 3.00% 11/15/07


11.  Have the following conditions been satisfied?
YES
NO
a.	The securities are part of an issue registered under the
Securities Act of 1933 that is being offered to the public.
b. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
c. The securities were purchased at a price not more than the price paid by each other purchaser in the offering.
d.   The underwriting was a firm commitment underwriting.
X


X


X


X


e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f.     The issuer of the securities and any predecessor have been in continuous operations for not less than three years.
g     The amount of such securities purchased by the Fund and all investment companies advised by Brinson Advisors or the Funds SubAdviser, if applicable, did not exceed 25% of the principal amount of the offering sold.
h. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sales.

X


X


X


X

Note:  Refer to the Rule 10f3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as UBS AG and its affiliates. In the case of a Fund advised by a SubAdviser, Affiliated Underwriter shall also include any brokerage affiliate of the SubAdviser.




Approved:  /s/ Todd Kopstein			Date:  	1/28/03


FORM 10f3	FUND:  	PACE Global Fixed Income Investments
Adviser or SubAdviser:  FFTW
1.	Issuer:  Household Finance Group

2.	Date of Purchase:  1/07/03	3.  Date offering
	commenced:  1/07/03

4.	Underwriters from whom
	purchased:   Credit Suisse First Boston

5.	Affiliated Underwriter managing or participating in
	syndicate:  UBS Warburg LLC

6.	Aggregate principal amount or number of shares
	purchased:  $5,000,000 total, PCGL  410

7.	Aggregate principal amount or total number of shares of
	offering:  $1,250,000,000

8.	Purchase price (net of fees and expenses):  $99.497

9.	Initial public offering price:  $99497

10.	Commission, spread or profit:  	0%	$ 0

11.  Have the following conditions been satisfied?
YES
NO
a.	The securities are part of an issue registered under the
Securities Act of 1933 that is being offered to the public.
b. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
c. The securities were purchased at a price not more than the price paid by each other purchaser in the offering.
d.   The underwriting was a firm commitment underwriting.
X


X


X


X


e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f.     The issuer of the securities and any predecessor have been in continuous operations for not less than three years.
g     The amount of such securities purchased by the Fund and all investment companies advised by Brinson Advisors or the Funds SubAdviser, if applicable, did not exceed 25% of the principal amount of the offering sold.
h. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sales.

X


X


X


X**

Note: Refer to the Rule 10f3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as UBS AG and its affiliates. In the case of a Fund advised by a SubAdviser, Affiliated Underwriter shall also include any brokerage affiliate of the SubAdviser.




** At the time of the transaction FFTW confirmed with the lead underwriter, CSFB, that UBS Warburg was not part of the underwriting syndicate. Subsequent to settlement we were advised that UBS
Warburg did participate in the syndicate. FFTW purchased the bonds from CSFB.

Approved:  /s/Robin S. Meister			Date:  	4/16/03


FORM 10f3	FUND:  	PACE Municipal Fixed Income Investments
Adviser or SubAdviser:  Standish Ayer & Wood
1.	Issuer:  Golden State Tobacco

2.	Date of Purchase:  1/16/03	3.  Date offering commenced:  1/13/03

4.	Underwriters from whom purchased:   Bear Stearns

5.	Affiliated Underwriter managing or participating in
	syndicate:  UBS PaineWebber

6.	Aggregate principal amount or number of shares
	purchased:  $600,000

7.	Aggregate principal amount or total number of shares of
	offering:  $2,625,000,000

8.	Purchase price (net of fees and expenses):  $99.5

9.	Initial public offering price:  $99.5

10.	Commission, spread or profit:  	0.5%	$12,000

11.  Have the following conditions been satisfied?
YES
NO
a.	The securities are municipal securities as defined in
Section 3a29 of the Securities Exchange Act of 1934.
b. The securities were purchased prior to the end of the first day on which any sales are made.
c. The securities were purchased at a price not more than the price paid by each other purchaser in the offering.
d.   The underwriting was a firm commitment underwriting.
X


X


X

X


e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f. The issuer has received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer, or entity supplying the revenues from which the issue is to be paid, shall have been in continuous operation for less than three years including any predecessor, the issuer has received one of the three highest ratings from at least one such rating organization.
g     The amount of such securities purchased by the Fund and
all investment companies advised by UBS Global AM or the Funds SubAdviser, if applicable, did not exceed 25% of the principal amount of the offering sold.
h. No purchases were designated as group sales or otherwise allocated to the account of any Affiliated Underwriter.

X





X



X


X

Note: Refer to the Rule 10f3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as UBS AG and its affiliates. In the case of a Fund advised by a SubAdviser, Affiliated Underwriter shall also include any brokerage affiliate of the SubAdviser.




Approved:  /s/ Christine Todd			Date:  	 3/25/03


FORM 10f3	FUND:  	PACE Municipal Fixed Income Investments
Adviser or SubAdviser:  Standish Ayer & Wood
1.	Issuer:  Commonwealth of MA

2.	Date of Purchase:  3/3/03	3.  Date offering commenced:  2/27/03

4.	Underwriters from whom purchased:   Lehman Brothers

5.	Affiliated Underwriter managing or participating in
	syndicate:  UBS PaineWebber

6.	Aggregate principal amount or number of shares
	purchased:  $5 million par

7.	Aggregate principal amount or total number of shares of
	offering:  $965 million

8.	Purchase price (net of fees and expenses):  $109.596

9.	Initial public offering price:  $109.596

10.	Commission, spread or profit:  	3/8%

11.  Have the following conditions been satisfied?
YES
NO
a.	The securities are part of an issue registered under the
Securities Act of 1933 that is being offered to the public.
b. The securities were purchased prior to the end of the first day on which any sales are made or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated.
c. The securities were purchased at a price not more than the price paid by each other purchaser in the offering.
d.   The underwriting was a firm commitment underwriting.
X


X


X


X


e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f.     The issuer of the securities and any predecessor have been in continuous operations for not less than three years.
g     The amount of such securities purchased by the Fund and all investment companies advised by Brinson Advisors or the Funds SubAdviser, if applicable, did not exceed 25% of the principal amount of the offering sold.
h. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sales.

X


X


X


X

Note: Refer to the Rule 10f3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as UBS AG and its affiliates. In the case of a Fund advised by a SubAdviser, Affiliated Underwriter shall also include any brokerage affiliate of the SubAdviser.




Approved:  /s/ Christine Todd			Date:  	 3/10/03


FORM 10f3	FUND:  	PACE Municipal Fixed Income Investments
Adviser or SubAdviser:  Standish Ayer & Wood
1.	Issuer:  New York Dorm City University

2.	Date of Purchase:  3/31/03	3.  Date offering commenced:  3/27/03

4.	Underwriters from whom purchased:   Salomon Smith Barney

5.	Affiliated Underwriter managing or participating in
	syndicate:  UBS PaineWebber

6.	Aggregate principal amount or number of shares
	purchased:  $2 million

7.	Aggregate principal amount or total number of shares of
	offering:  $597 million

8.	Purchase price (net of fees and expenses):  $107.225

9.	Initial public offering price:  $107.225

10.	Commission, spread or profit:  	0.5%	$10,000

11.  Have the following conditions been satisfied?
YES
NO
a.	The securities are part of an issue registered under the
Securities Act of 1933 that is being offered to the public.
b. The securities were purchased prior to the end of the first day on which any sales are made or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated.
c. The securities were purchased at a price not more than the price paid by each other purchaser in the offering.
d.   The underwriting was a firm commitment underwriting.
X


X


X


X


e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f.     The issuer of the securities and any predecessor have been in continuous operations for not less than three years.
g     The amount of such securities purchased by the Fund and all investment companies advised by Brinson Advisors or the Funds SubAdviser, if applicable, did not exceed 25% of the principal amount of the offering sold.
h. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sales.

X


X


X


X

Note: Refer to the Rule 10f3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as UBS AG and its affiliates. In the case of a Fund advised by a SubAdviser, Affiliated Underwriter shall also include any brokerage affiliate of the SubAdviser.




Approved:  /s/ Christine Todd			Date:  	 4/1/03